UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
—————————————————————————
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On September 15, 2015, Artesian Water Company, Inc. (the "Company"), the principal subsidiary of Artesian Resources Corporation, and CoBank, ACB ("CoBank"), entered into a letter agreement (the "Letter Agreement") confirming the forward setting of a fixed interest rate under that certain Bond Purchase Agreement (the "Bond Purchase Agreement") dated December 1, 2008, by and between the Company and CoBank, which Bond Purchase Agreement was previously disclosed and filed by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2008.  The Bond Purchase Agreement relates to the issue and sale by the Company to CoBank of a $15 million principal amount First Mortgage Bond (the "Bond"), Series S, due December 31, 2033 (the "Maturity Date").  The Bond was issued pursuant to the Company's Indenture of Mortgage dated as of July 1, 1961, as amended and supplemented by supplemental indentures, including the Twentieth Supplemental Indenture, dated as of December 1, 2008 (the "Supplemental Indenture") from the Company to Wilmington Trust Company, as Trustee (the "Indenture").  The Letter Agreement amends the terms of the Supplemental Indenture

The Bond carries an annual interest rate of 6.73% through March 1, 2016.  The terms of the Bond Purchase Agreement state that after March 1, 2016, the Company may request that the annual interest rate be fixed by CoBank in its sole and absolute discretion for a period through the Maturity Date or for such shorter periods as mutually agreed by the Company and CoBank.  The Letter Agreement sets the fixed annual interest rate, to be effective March 1, 2016 through the Maturity Date, at an annual interest rate of 4.45%.  The Bond is subject to redemption in a principal amount equal to $150,000 per calendar quarter, payable on the first business day of January, April, July and October each year.  The principal amount of the Bond at March 1, 2016 will be $10,650,000.  Interest on the outstanding principal balance is payable on the first business day of March, June, September and December in each year.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Letter Agreement, dated as of September 15, 2015, by and between Artesian Water Company, Inc. and CoBank, ACB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: September 18, 2015	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer